Exhibit 10.2
AMENDMENT NO. 1 TO AMENDED AND RESTATED BUSINESS COMBINATION
AGREEMENT
     This Amendment No.1 to Amended and Restated Business Combination Agreement (this “Amendment”) is dated as of August 13, 2010 and, if the conditions set forth in Section 9.22 of said agreement so provide, amends that certain Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), dated as of August 4, 2010, by and among Promotora de Informaciones, S.A., a Spanish sociedad anónima (“Prisa”), Liberty Acquisition Holdings Corp., a Delaware corporation (“Liberty”) and Liberty Acquisition Holdings Virginia, Inc., a Virginia corporation (“Liberty Virginia”) Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.
     WHEREAS, pursuant to Section 11.3 of the Business Combination Agreement, Prisa and Liberty may amend the Business Combination Agreement by action taken or authorized by their respective Boards of Directors in a writing signed on behalf of each of Prisa, Liberty and Liberty Virginia.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
     1. Amendments.
          (a) Plan of Merger. The Business Combination Agreement is hereby amended by replacing Exhibit B attached thereto in its entirety with Exhibit B attached hereto.
          (b) Liberty Virginia Articles. The Business Combination Agreement is hereby amended by replacing Exhibit C attached thereto in its entirety with Exhibit C attached hereto.
          (c) Plan of Share Exchange. The Business Combination Agreement is hereby amended by replacing Exhibit E attached thereto in its entirety with Exhibit E attached hereto.
          (d) Definitions. The Defined Terms in Section 1.1 of the Business Combination Agreement are amended as follows:
i)	The definition of Aggregate Preferred Stock Mixed Consideration Cash shall be deleted in its entirely and replaced with the following:

“Aggregate Preferred Stock Mixed Consideration Cash” shall mean the aggregate amount of cash payable (before giving effect to Section 4.2(e)) in respect of (v) clause (ii) of the definition of Aggregate Series A Consideration, (w) clause (i)(B), clauses (ii)(A) and (C), clause (iii)(A), or clauses (iv)(A), (C) and (E), as applicable, of the definition of Aggregate Series B Consideration, (x) the Aggregate Series C Consideration, (y) clause (i)(B), clauses (ii)(A) and (C), clause (iii)(A), or clauses (iv)(A) and (C), as applicable of the definition of Aggregate Series D Consideration and (z) clause (i)(B) or clauses (ii)(A), (C) and (D), of the definition of Aggregate Series E Consideration.

ii)	The definition of Aggregate Pro Rata Interest Due shall be deleted in its entirely and replaced with the following:

“Aggregate Pro Rata Interest Due” shall mean, with respect to the Liberty Series A Preferred Stock, the Liberty Series B Preferred Stock, the Liberty Series D Preferred Stock or the Liberty Series E Preferred Stock, the product of (i) the aggregate amount of any interest earned on the funds deposited in the Liberty Preferred Stock Account, and (ii) a fraction, the numerator of which shall be the total number of shares issued and outstanding of such series of Liberty Preferred Stock and the denominator of which shall be the total number of shares of Liberty Preferred Stock issued and outstanding of any class other than the Liberty Series C Preferred Stock.

iii)	The definition of Liberty Preferred Stock Purchase Agreements shall be deleted in its entirely and replaced with the following:

“Liberty Preferred Stock Purchase Agreements” shall mean (a) (i) that certain Preferred Stock Purchase Agreement between Tyrus Capital Event Master Fund Ltd. and Liberty, (ii) that certain Preferred Stock Purchase Agreement between HSBC Bank plc and Liberty and (iii) that certain Preferred Stock Purchase Agreement between Centaurus Capital and Liberty, in each case being entered into substantially simultaneously with this Agreement, (b) (i) that certain Preferred Stock Purchase Agreement between HSBC Bank plc and Liberty dated August 13, 2010, (ii) that certain Preferred Stock Purchase Agreement between Banco Santander and Liberty dated August 13, 2010 and (iii) that certain Preferred Stock Purchase Agreement between Pentwater Growth Fund Ltd. and related funds and Liberty dated August 13, 2010 (with each party to such agreements in clauses (a) and (b) hereof, other than Liberty, being an “Investor”) and (c) (i) that certain Preferred Stock Purchase Agreement between Berggruen Acquisition Holings Ltd and Liberty and (ii) that certain Preferred Stock purchase Agreement between Marlin Equities II, LLC, in each case being entered into substantially simultaneously with this Agreement.

          (e) Glossary of Other Defined Terms. The following terms shall be added to the table setting forth the location of definitions of capitalized terms defined in the Business Combination Agreement in alphabetical order:

Term	Section

“Aggregate Series E Consideration	3.5(f)”
“Liberty Virginia Series E Preferred Stock	2.4(a)”
“Per Share Series E Consideration	3.5(f)”
          (f) Conversion of Liberty Stock. Section 2.4(a) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“Subject to Section 2.5, at the Reincorporation Effective Time, by virtue of the Reincorporation Merger and without any action on the part of Liberty, Liberty Virginia or any holder of common stock, par value $0.0001 per share, of Liberty (“Liberty Common Stock”) or Liberty Preferred Stock, (i) each share of Liberty Common Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of common stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Common Stock”), (ii) each share of Liberty Series A Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of Series A Preferred Stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Series A Preferred Stock”), (iii) each share of Liberty Series B Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of Series B Preferred Stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Series B Preferred Stock”), each share of Liberty Series C Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of Series C Preferred Stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Series C Preferred Stock”), (v) each share of Liberty Series D Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of Series D Preferred Stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Series D Preferred Stock”), (vi) each share of Liberty Series E Preferred Stock issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted into one share of Series E Preferred Stock, par value $0.0001 per share, of Liberty Virginia (“Liberty Virginia Series E Preferred Stock and together with the Liberty Virginia Series A Preferred Stock, the Liberty Virginia Series B Preferred Stock, the Liberty Virginia Series C Preferred Stock and the Liberty Virginia Series D Preferred Stock, the

“Liberty Virginia Preferred Stock,” and collectively with the Liberty Virginia Common Stock, the “Liberty Virginia Stock”), (vii) each share of Liberty Stock held in the treasury of Liberty immediately prior to the Reincorporation Effective Time shall be canceled and (viii) each share of Liberty Virginia Stock issued and outstanding or held in treasury immediately prior to the Reincorporation Effective Time shall be cancelled.”
          (g) Exchange Effective Time; Effect of the Share Exchange. Section 3.3(c) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“At the Exchange Effective Time, by virtue of the Share Exchange and as set forth in this Agreement, the Plan of Share Exchange and Sections 13.1-717 and 13.1-721 of the VSCA, PRISA shall automatically become the holder and owner of 100% of the outstanding shares of the Liberty Virginia Stock, with the former holders of such outstanding shares being entitled to receive only either the Per Share Cash Election Consideration, the Per Share Mixed Election Consideration, the Per Share Series A Consideration, the Per Share Series B Consideration, the Per Share Series C Consideration, the Per Share Series D Consideration or the Per Share Series E Consideration, as applicable, pursuant to Section 3.5. Liberty Virginia shall deliver to PRISA, at the Exchange Effective Time, the Liberty Virginia Exchange Certificates representing PRISA’s ownership of all such outstanding shares of Liberty Virginia Stock, free and clear of all Encumbrances, in exchange for the aggregate Per Share Cash Election Consideration and the aggregate Per Share Mixed Election Consideration, the Aggregate Series A Consideration, the Aggregate Series B Consideration, the Aggregate Series C Consideration, the Aggregate Series D Consideration and the Aggregate Series E Consideration.”
          (h) Per Share Consideration. Section 3.5(f) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“Subject to Section 4.2(e), the holders of the Liberty Virginia Series E Preferred Stock shall be entitled to receive, in the aggregate, the following consideration (the “Aggregate Series E Consideration”):
(i)	If the Total Required Cash-Out Amount is $700,000,000 or less then (A) an amount in cash equal to $100,000,000 (plus the Aggregate Pro Rata Interest Due to the holders of the Liberty Virginia Series E Preferred Stock) and (B) an amount of PRISA Shares and cash as is equal to the Per Share Mixed Election Consideration which would be payable with respect to 500,000 shares of Liberty Virginia Common Stock for which a Mixed Consideration Election had been made.

(ii)	If the Total Required Cash-Out Amount is greater than $700,000,000 then:
(A)	An amount of PRISA Shares and cash as is equal to the Per Share Mixed Election Consideration which would be payable with respect to a number of shares of Liberty Virginia Common Stock equal to the E Equivalent Shares Number if a Mixed Consideration Election had been made for such number of shares of Liberty Virginia Common Stock, where the “E Equivalent Shares Number” is (x) (I) the Total Required Cash-Out Amount divided by (II) $10.00, minus (y) 70,000,000 (provided that the maximum number of shares of Liberty Virginia Common Stock for which the Per Share Mixed Election Consideration will be payable pursuant to this Section 3.5(f)(ii)(A) shall be 10,000,000);

(B)	cash in the amount of the greater of (I) $800,000,000 minus the Total Required Cash-Out Amount and (II) 0;

(C)	if the Total Required Cash-Out Amount is less than or equal to $750,000,000, then PRISA shares and cash in an amount equal to the Per Share Mixed Election Consideration which would be payable with respect to 500,000 shares of Liberty Virginia Common Stock for which a Mixed Consideration Election had been made;

(D)	if the Total Required Cash-Out Amount is greater than $750,000,000, then PRISA shares and cash in an amount equal to the Per Share Mixed Election Consideration which would be payable with respect to 1,000,000 shares of Liberty Virginia Common Stock for which a Mixed Consideration Election had been made; and

(E)	cash equal to the amount of the Aggregate Pro Rata Interest Due to the holders of the Liberty Virginia Series E Preferred Stock;
The Aggregate Series E Consideration shall be divided among the holders of the Liberty Virginia Series E Preferred Stock pro rata based upon the number of shares of Liberty Virginia Series E Preferred Stock held by each holder (the “Per Share Series E Consideration”).”

          (i) Per Share Consideration. Section 3.5(g) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“The PRISA Shares delivered pursuant to paragraphs (a), (b), (c), (d), (e) and (f) of this Section 3.5 shall then be registered and the ADRs delivered pursuant to Section 3.4(b).”
          (j) Per Share Consideration. Section 3.5(h) of the Business Combination Agreement is hereby amended by replacing the number “$400,000,000” with “$500,000,000”.
          (k) Per Share Consideration. Section 3.5(j) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“If, between the date of this Agreement and the Exchange Effective Time, PRISA, Liberty or Liberty Virginia undergoes a reorganization, recapitalization, reclassification, issues a stock dividend, or effects a stock split or reverse stock split, or other similar change in capitalization (other than the Reincorporation Merger), an appropriate and proportionate adjustment shall be made to the Per Share Cash Election Consideration, the Per Share Mixed Election Consideration, the Aggregate Series A Consideration, the Aggregate Series B Consideration, the Aggregate Series C Consideration, the Aggregate Series D Consideration, the Aggregate Series E Consideration and Warrant Consideration in order to preserve the economic benefits of the Reorganization to the parties.”
          (l) Exchange of Shares and Warrants. Section 4.2(a) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“As soon as practicable after the Exchange Effective Time, and in no event later than five Business Days thereafter, the Exchange Agent shall mail to each Liberty Virginia Stockholder of record (other than former holders of the Liberty Virginia Redemption Shares and holders who submitted valid Forms of Election pursuant to Section 3.5(f) with respect to all of their shares held) and each registered Liberty Warrantholder (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Liberty Virginia Common Certificates, Liberty Virginia Preferred Certificates and Liberty Warrants shall pass, only upon delivery of the Liberty Virginia Common Certificates, Liberty Virginia Preferred Certificates or Liberty Warrants, as applicable, to the Exchange Agent and (ii) instructions for effecting the surrender of the Liberty Virginia Common Certificates and Liberty Virginia Preferred Certificates in exchange for PRISA ADSs, Per Share Mixed Consideration Election Cash, any cash amounts due in respect of the Per Share Series A Consideration, the Per Share Series B Consideration, the Per Share Series C Consideration, the Per Share Series D Consideration or the Per Share Series E Consideration and, if any, Fractional Share Cash and the surrender of the Liberty Warrants in exchange for the Warrant

Consideration (as defined below). Upon proper surrender to the Exchange Agent of a Liberty Virginia Common Certificate, a Liberty Virginia Preferred Certificate or Liberty Warrant for exchange and cancellation, together with such properly completed letter of transmittal, duly executed, such Liberty Virginia Stockholder or Liberty Warrantholder shall be entitled to receive in exchange therefor an ADR representing that number of whole PRISA ADSs in book entry form to which such securityholder shall have become entitled pursuant to the provisions of Article III and the Warrant Amendment Agreement, Fractional Share Cash, if any, the Per Share Mixed Consideration Election Cash, and any cash amounts due in respect of the Per Share Series A Consideration, the Per Share Series B Consideration, the Per Share Series C Consideration, the Per Share Series D Consideration and the Per Share Series E Consideration and, in the case of Liberty Warrantholders, cash pursuant to the terms of the Warrant Amendment Agreement.”
          (m) Exchange of Shares and Warrants. Section 4.2(f) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“Any portion of the Exchange Fund that remains unclaimed by the Liberty Virginia Stockholders or the Liberty Warrantholders for six months after the Exchange Effective Time shall be returned to PRISA. Any former Liberty Virginia Stockholders or Liberty Warrantholders who have not theretofore complied with this Article IV shall thereafter look only to PRISA for payment of the Per Share Cash Election Consideration, Per Share Mixed Election Consideration, Per Share Series A Consideration, the Per Share Series B Consideration, the Per Share Series C Consideration, the Per Share Series D Consideration, the Per Share Series E Consideration the Warrant Consideration, any Fractional Share Cash and any PRISA Distribution, in each case, without any interest thereon. Notwithstanding the foregoing, none of Liberty, Liberty Virginia, PRISA, the Exchange Agent, the Depositary or any other person shall be liable to any former holder of shares of Liberty Virginia Common Stock, Liberty Preferred Stock or Liberty Warrants for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.”
          (n) Exchange of Shares and Warrants. Section 4.2(g) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“In the event any Liberty Virginia Common Certificate, Liberty Virginia Preferred Certificate or Liberty Warrant shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Liberty Virginia Common Certificate, Liberty Virginia Preferred Certificate or Liberty Warrant to be lost, stolen or destroyed and, if reasonably required by PRISA, the posting by such person of a bond in such amount as PRISA may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Liberty Virginia Common Certificate, Liberty Virginia Preferred Certificate or Liberty Warrant, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Liberty Virginia Common Certificate, Liberty Virginia Preferred Certificate or Liberty Warrant, the Per Share Cash Election Consideration, Per Share Mixed Election Consideration, Per Share Series A Consideration, the Per Share Series B Consideration, the Per Share Series C Consideration, the Per Share Series D Consideration, the Per Share Series E Consideration or Warrant Consideration and any Fractional Share Cash to which the holder is entitled.”
          (o) Prisa Capitalization. Section 7.2(a) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“As of the date hereof, the issued share capital of PRISA is EUR 21,913,550, represented by 219,135,500 ordinary shares, nominal value of EUR 0.10 each (the “PRISA Capital Stock”). All of the issued and outstanding shares of the PRISA Capital Stock have been, and all of the PRISA Shares to be delivered as Per Share Mixed Election Consideration, Per Share Series A Consideration, Per Share Series B Consideration, Per Share Series C Consideration, Per Share Series D Consideration, Per Share Series E Consideration and Warrant Consideration will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights arising out of the PRISA Organizational Documents or any contract binding upon PRISA, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of PRISA or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which PRISA shareholders may vote (“Voting Debt”). As of the date of this Agreement, except pursuant to this Agreement or the Ancillary Agreements, PRISA does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the issuance of shares of PRISA Capital Stock, Voting Debt or any other equity securities of PRISA or any securities representing the right to have any share of PRISA Capital Stock issued, Voting Debt or any other equity securities of PRISA issued.”
          (p) Securities Purchase From Sponsors. Section 9.19 of the Business Combination Agreement is hereby amended by replacing the number “2,796,000” with “3,296,000” and by replacing the number “2,600,000” with “3,100,000”.
          (q) Number of Prisa Shares: Section 10.2(e) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:
“Number of PRISA Shares. Provided that Liberty’s representations set forth in Section 6.2 are true and correct at Closing and that the Liberty

Preferred Stock Account contains $500,000,000 of proceeds from the sale of the Liberty Preferred Stock (in excess of any interest earned thereon) fully available to make payments under Section 3.5, at the Exchange Effective Time: (a) the total number of PRISA Class A Ordinary Shares to be delivered pursuant to the Share Exchange and the Warrant Exchange, before giving effect to any cash in lieu of fractional shares, shall be not less than the sum of the PRISA Class A Ordinary Shares included in (i) the Per Share Mixed Consideration for all outstanding Mixed Consideration Electing Shares, (ii) the Per Share Series A Consideration for all outstanding shares of Liberty Virginia Series A Preferred Stock, (iii) the Per Share Series B Consideration for all outstanding shares of Liberty Virginia Series B Preferred Stock, (iv) the Per Share Series C Consideration for all outstanding shares of Liberty Virginia Series C Preferred Stock (v) the Per Share Series D Consideration for all outstanding shares of Liberty Virginia Series D Preferred Stock, (vi) the Per Share Series E Consideration for all outstanding shares of Liberty Virginia Series E Preferred Stock, and (vii) the Ordinary Share Consideration (as defined in the Warrant Amendment Agreement) for all outstanding Liberty Warrants; and (b) the total number of PRISA Class B Convertible Non-Voting Shares to be delivered pursuant to the Share Exchange, before giving effect to any cash in lieu of fractional shares, shall be not less than the sum of the PRISA Class B Convertible Non-Voting Shares included in (i) the Per Share Mixed Consideration for all outstanding Mixed Consideration Electing Shares, (ii) the Per Share Series A Consideration for all outstanding shares of Liberty Virginia Series A Preferred Stock, (iii) the Per Share Series B Consideration for all outstanding shares of Liberty Virginia Series B Preferred Stock, (iv) the Per Share Series C Consideration for all outstanding shares of Liberty Virginia Series C Preferred Stock (v) the Per Share Series D Consideration for all outstanding shares of Liberty Virginia Series D Preferred Stock and (v) the Per Share Series E Consideration for all outstanding shares of Liberty Virginia Series E Preferred Stock.”
          (r) Liberty Share Purchase. Section 10.3(h) of the Business Combination Agreement is hereby amended by replacing the number “2,796,000” with “3,296,000” and by replacing the number “2,600,000” with “3,100,000”
          (s) Maximum Cash Electing Shares and Liberty Virginia Redemption Shares. Section 10.3(i) of the Business Combination Agreement is hereby amended by replacing the number “70,000,000” with “80,000,000”.
          (t) Termination. Section 11.1(g) of the Business Combination Agreement is hereby amended by replacing the number “70,000,000” with “80,000,000”.
     2. No Other Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Business Combination

Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     3. Miscellaneous. The provisions of Sections 12.4 (Interpretation), 12.5 (Counterparts), 12.6 (Entire Agreement; Severability), 12.7 (Governing Law) and 12.10 (Submission to Jurisdiction; Waivers; Consent to Service of Process) of the Business Combination Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto mutatis mutandis.